Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224772, 333-204286, 333-204285, 333-188735 and 333-166507) and Form S-3 (No. 333-204287) of Cott Corporation of our report dated March 6, 2019, relating to the consolidated financial statements of Primo Water Corporation, which appears in the Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2018.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 4, 2020